Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements on Form S-3 of our report dated February 22, 2019, relating to the consolidated financial statements and financial statement schedules of Talcott Resolution Life Insurance Company and subsidiaries appearing in this Annual Report on Form 10-K of Talcott Resolution Life Insurance Company for the year ended December 31, 2018.

Form S-3 Registration Nos.
333-227375
333-227926
333-227927
333-227928
333-227929
333-227930

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
February 22, 2019

II-5